As filed with the Securities and Exchange Commission on July 8, 2008
Registration No. ___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________________
Temecula Valley Bancorp Inc.
(Exact name of registrant as specified in its charter)
____________________________
                                                    California                                                                     46-0476193
(State or other jurisdiction of incorporation or organization)        (I.R.S. Employer Identification No.)

27710 Jefferson Avenue, Suite A100, Temecula, California 92590
(Address of Principal Executive Offices)
____________________________
Temecula Valley Bancorp Inc. 2004 Stock Incentive Plan
(Full title of the plan)
____________________________
DONALD A. PITCHER
Executive Vice President, Chief Financial Officer and Secretary
Temecula Valley Bancorp Inc.
27710 Jefferson Avenue, Suite A100, Temecula, CA  92590
(Name and address of agent for service)
 (951) 694-9940
(Telephone number, including area code, of agent for service)

Copy to:
Stephanie E. Allen, Esq.
McAndrews, Allen & Matson
1100 South Coast Highway, Suite 308
Laguna Beach, CA  92651

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer  ☐                                                                                                                                  Accelerated filer  X
Non-accelerated filer  ☐  (Do not check if a smaller reporting company)                                                                                                                     Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities                                    Amount To Be                                                     Proposed Maximum                    Proposed Maximum        Amount of
To Be Registered                                      Registered (1)                                                     Offering Price Per Share (2)    Aggregate Offering        Registration
                                          Price (2)                                      Fee (2)

Common Stock, no par value,                500,000 shares                                                         $5.23                                                    $2,615,000                $103
newly reserved under
2004 Stock Incentive Plan

(1)           This Registration Statement covers, in addition to the number of shares of Temecula Valley Bancorp Inc., a California corporation (the “Company” or the “Registrant”), common stock, no par value (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the 2004 Stock Incentive Plan, as amended, as a result of one or more adjustments under the plans to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)           Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on July 3, 2008, as quoted on the Nasdaq Global Select Market, and a fee rate of $39.30 per $1,000,000.

The Exhibit Index for this Registration Statement is at page 7.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the 2004 Stock Incentive Plan and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.                                Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a) The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2007, filed with the Commission on March 17, 2008 (Commission File No. 001-             33897);

(b) The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2008, filed with the Commission on May 12, 2008 (Commission File No. 001-            33897);

(c) The Company’s Current Reports on Form 8-K, filed with the Commission on May 29, 2008 and April 8, 2008 (each, Commission File No. 001-33897);

(d) The Company’s Registration Statements on Form S-8 relating to the Plan, filed with the Commission on May 17, 2004 (Commission File No. 000-49844); and

(e) The description of the Company’s common stock contained in the Company’s Form 8-A12G, filed with the Commission on June 3, 2002 and any other amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.                                Interests of Named Experts and Counsel

    Not applicable.

Item 8.                                Exhibits

    See the attached Exhibit Index at page 7, which is incorporated herein by reference.

Item 9.                                Undertakings

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in this Registration Statement.

. . ..

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

. . ..

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the Registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) (§230.424(b)(2), (b)(5) or (b)(7) of this chapter as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) (§230.415(a)(1)(i), (vii) or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the Registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

                (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

                (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

                (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act ) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Temecula, State of California, on the 7th day of July, 2008.

                                        TEMECULA VALLEY BANCORP INC.

                                        By:              /s/ STEPHEN H. WACKNITZ
                                        Stephen H. Wacknitz
                                        President/Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen H. Wacknitz, Donald A. Pitcher and Martin E. Plourd, and each of them, acting individually and without the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name                                                        Signature                                                          Title                                      Date

Steven W. Aichle                                                                             /s/ STEVEN W. AICHLE                                                    Director                     July 7, 2008

Robert P. Beck                                                                                  /s/ ROBERT P. BECK                                                  Director                      July 7, 2008

Neil M. Cleveland                                                                            /s/ NEIL M. CLEVELAND                                              Director                  July 7, 2008

George Cossolias                                                                             /s/ GEORGE COSSOLIAS                                                   Director                      July 7, 2008

Luther J. Mohr                                                                                  /s/ LUTHER J. MOHR                                                    Director                     July 7, 2008

Stephen H. Wacknitz                                                                       /s/ STEPHEN H. WACKNITZ              Director,                     July 7, 2008
                          President,
                          Chief Executive
                           Officer

Richard W. Wright                                                                           /s/ RICHARD W. WRIGHT                                              Director                    July 7, 2008

Donald A. Pitcher                                                                             /s/ DONALD A. PITCHER                                            Chief Financial                July 7, 2008
                           Officer

EXHIBIT INDEX

Exhibit
Number                      Description of Exhibit

4.7	Temecula Valley Bancorp Inc. 2004 Stock Incentive Plan, as amended and restated
(filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on May 29, 2008 (Commission File No. 001-33897) and incorporated herein by this reference)

5	Opinion of McAndrews, Allen & Matson (opinion regarding legality)

23.1	Consent of Crowe Chizek and Company LLP

23.2	Consent of Counsel (included in Exhibit 5)

24	Power of Attorney (included on the signature pages to this Registration Statement)

EXHIBIT 5

[McAndrews, Allen & Matson Letterhead]

July 3, 2008

Temecula Valley Bancorp Inc.
27710 Jefferson Avenue, Suite A100
Temecula, CA 92590

Re:	Registration of Securities of Temecula Valley Bancorp Inc.

Gentlemen:

            In connection with the registration of up to 500,000 shares of Common Stock of Temecula Valley Bancorp Inc., a California corporation (the “Company”), no par value (the “Shares”), under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission (“Commission”) on or about the date hereof, to be issued or delivered pursuant to the Temecula Valley Bancorp Inc. 2004 Stock Incentive Plan, as amended (the “2004 Plan”), you have requested our opinion set forth below.

In our capacity as counsel, we have examined originals or copies of those corporate and other records of the Company we considered appropriate.

            You have informed us that the Company may sell the Shares from time to time on a delayed or continuous basis. This opinion is limited to the General Corporation Law of the State of California (“CGCL”), including the statutory provisions of the CGCL, all applicable provisions of the Constitution of the State of California and all reported judicial decisions interpreting these laws, and federal law, exclusive of state securities and blue sky laws, rules and regulations.

            On the basis of such examination and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, delivered and paid for in the manner and upon the terms contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

            We consent to your filing this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the General Rules and Regulations of the Commission.

Respectfully submitted,

                    /s/ McAndrews, Allen & Matson

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            The Board of Directors of
Temecula Valley Bancorp Inc.

We consent to the incorporation by reference in this registration statement on Form S-8 of Temecula Valley Bancorp Inc. of our reports dated March 17, 2008, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting as of December 31, 2007 of Temecula Valley Bancorp Inc. and Subsidiary, which reports appear in the 2007 annual report on Form 10-K of Temecula Valley Bancorp Inc.

                    /s/  Crowe Chizek and Company LLP

Oak Brook, Illinois
June 30, 2008